UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 20, 2008
AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
(Exact name of registrant as specified in its charter)

Delaware	333-118149	20-0573058
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2000 Las Vegas Boulevard South
Las Vegas, NV 89104
(Address of principal executive offices)(Zip code)
(702) 383-5242
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 20, 2008, upon the consummation of the closing of the transactions (the “Acquisition”) contemplated by the Membership Interest Purchase Agreement, dated April 22, 2007 (which was amended by the First Amendment to the Membership Interest Purchase Agreement, dated September 12, 2007, and the Second Amendment to the Membership Interest Purchase Agreement, dated February 8, 2008) (as amended, the “Agreement”), between American Entertainment Properties Corp. (“AEP”), our direct parent prior to the consummation of the Acquisition, and W2007/ACEP Managers Voteco, LLC (“VoteCo”), as assignee of W2007/ACEP Holdings, LLC (“Holdings”) pursuant to the Assignment and Assumption Agreement, dated December 4, 2007, with respect to the sale of the issued and outstanding membership interests of American Casino & Entertainment Properties LLC (“ACEP”, “we” or “us”), ACEP, VoteCo and Holdings entered into an Amended and Restated Limited Liability Company Agreement of ACEP (the “Amended Operating Agreement”). See Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year. On February 20, 2008, in connection with the closing of the Acquisition, each member of VoteCo (Stuart Rothenberg, Brahm Cramer and Jonathan Langer), Holdings and VoteCo entered into a Transfer Restriction Agreement. See Item 3.03. Material Modification to Rights of Security Holders.
Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On February 20, 2008, in connection with the closing of the Acquisition, certain of our wholly owned indirect subsidiaries obtained term loans in an aggregate amount of $1.108 billion from Goldman Sachs Mortgage Company (the “Goldman Term Loans”) pursuant to certain mortgage and mezzanine loan agreements.
     The Goldman Term Loans have an initial term of two years with two one-year extension options and a blended annual interest rate of LIBOR plus 3.00% during the initial term and LIBOR plus 3.25% during any extension term. $56,457,875 of the Goldman Term Loans is held for a capital expenditure reserve, a deferred maintenance and environmental reserve and a demolition reserve. In addition, the Goldman Term Loans contain important affirmative and negative financial covenants customary for loans of this nature, which may restrict our ability to conduct our gaming operations or pursue development opportunities if desired. Certain of our assets, including the Stratosphere Casino Hotel & Tower, Arizona Charlie’s Decatur and Arizona Charlie’s Boulder, and the Aquarius Casino Resort, secure the Goldman Term Loans.
Item 3.02.     Unregistered Sales of Equity Securities.
     On February 20, 2008, upon consummation of the Acquisition, we issued and sold 100% of our Class B membership interests (“Class B Interests”) to Holdings for $225,060,866. Holders of our Class B Interests have no voting rights. The sale of our Class B Interests to Holdings is exempt from registration under the Securities Act pursuant to Section 4(2) thereof.
Item 3.03.     Material Modification to Rights of Security Holders.
     On January 24, 2008, the Nevada Gaming Commission issued an order of registration of ACEP as constituted after the consummation of the Acquisition. The order (1) prohibits VoteCo or Holdings or their respective affiliates from selling, assigning, transferring, pledging or otherwise disposing of our membership interests or any other security convertible into or exchangeable from our class A membership interests (“Class A Interests”) or Class B Interests, without the prior approval of the Nevada Gaming Commission, (2) prohibits the direct or indirect members of VoteCo from selling, assigning, transferring, pledging or otherwise disposing of any direct or indirect membership interest in VoteCo without the prior administrative approval of the Chairman of the Nevada State Gaming Control Board or his designee, and (3) prohibits ACEP from declaring cash dividends or distributions on any class of membership interest of ACEP beneficially owned in whole or in part by Holdings or VoteCo or their respective affiliates, without the prior approval of the Nevada Gaming Commission.
     On February 20, 2008, in connection with the closing of the Acquisition, each member of VoteCo (Stuart Rothenberg, Brahm Cramer and Jonathan Langer), Holdings and VoteCo entered in to a Transfer Restriction Agreement. The Transfer Restriction Agreements provides, among other things, that:

•	Holdings has the right to acquire Class A Interests from VoteCo on each occasion that Class B Interests held by Holdings would be transferred to a proposed purchaser who, in connection with such proposed sale, has obtained all licenses, permits, registrations, authorizations, consents, waivers, orders, findings of suitability or other approvals required to be obtained from, and has made all findings, notices or declarations required to be made with, all gaming authorities under all applicable gaming laws,

•	A specific purchase price, as determined in accordance with the Transfer Restriction Agreement, will be paid to acquire the Class A Interests from VoteCo, and

•	VoteCo will not transfer ownership of Class A Interests owned by it except pursuant to such option of Holdings.
Item 5.01.     Changes in Control of Registrant.
     On February 20, 2008, upon consummation of the Acquisition, VoteCo acquired control of ACEP from our previous direct parent, AEP. AEP sold all the issued and outstanding membership interests of ACEP to VoteCo pursuant to the Agreement. The membership interests of ACEP acquired by VoteCo were redeemed and canceled pursuant to the terms of the Amended Operating Agreement entered into by ACEP, VoteCo and Holdings upon the consummation of the Acquisition. VoteCo acquired 100% of our voting securities by purchasing 100% of our newly issued Class A Interest in exchange for consideration in the amount of $30. The source of funds used by VoteCo to purchase the Class A Interest were contributions of capital made to VoteCo by each of its three members. VoteCo designated each of its members, Stuart Rothenberg, Brahm Cramer and Jonathan Langer, as a board member of ACEP.
Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Prior to the consummation of the Acquisition, we were managed by our sole member, AEP, and did not have a board of directors. On February 20, 2008, upon consummation of the Acquisition, Stuart Rothenberg, Brahm Cramer and Jonathan Langer, each a member of VoteCo, were appointed as members of our board. Each of the members of VoteCo are party to the Transfer Restriction Agreement. See Item 3.03. Material Modification to Rights of Security Holders.
Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 20, 2008, upon the consummation of the Acquisition, ACEP, VoteCo and Holdings entered into the Amended Operating Agreement. Pursuant to the Amended Operating Agreement, holders of Class A Interests will be entitled to one vote per interest in all matters to be voted on by our voting members. Except as otherwise expressly required by law, holders of Class B Interests will have no right to vote on any matters to be voted on by our members. Holders of Class A Interests and Class B Interests will have no preemptive rights, no other rights to subscribe for additional interests, no conversion rights and no redemption rights, will not benefit from any sinking fund, and will not have any preferential rights upon a liquidation. The Amended Operating Agreement contains provisions for indemnification of the members of our board and our officers and their respective affiliates.
Item 8.01     Other Events
     On February 21, 2008, Icahn Enterprises L.P. and ACEP issued a press release announcing the closing of the Acquisition and, in connection with the closing of the Acquisition, that ACEP has accepted for payment and has repaid all of its outstanding 7.85% Senior Secured Notes due 2012, which were tendered pursuant to ACEP’s previously announced tender offer and consent solicitation. In addition, ACEP has repaid in full all amounts outstanding, and terminated all commitments, under its credit facility with Bear Stearns Corporate Lending Inc., as administrative agent, and the other lenders thereunder. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
     (d) Exhibits
     Exhibit 3.01 — Amended and Restated Limited Liability Agreement of American Casino & Entertainment Properties LLC, dated February 20, 2008, among American Casino & Entertainment Properties LLC, W2007/ACEP Holdings, LLC and W2007/ACEP Managers Voteco, LLC.
     Exhibit 4.01 — Transfer Restriction Agreement, dated February 20, 2008, among Stuart Rothenberg, Brahm Cramer, Jonathan Langer, W2007/ACEP Holdings, LLC and W2007/ACEP Managers Voteco, LLC.
     Exhibit 99.1 — Press release, dated February 21, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC (Registrant)
By:	/s/ Richard P. Brown
Richard P. Brown
President and Chief Executive Officer